                                                                                                Exhibit 10.1

Voting Agreement and Irrevocable Proxy

This Voting Agreement and Irrevocable Proxy (this “Agreement”), dated as of April 11, 2007, is entered into by and among Allen Systems Group, Inc., a Delaware corporation (the “Parent”), ASG M&A, Inc., a Delaware corporation and wholly-owned subsidiary of the Parent (the “Purchaser”), Mobius Management Systems, Inc., a Delaware corporation (the “Company”), and each of the individuals set forth in Schedule I to this Agreement (referred to herein individually as a “Stockholder”, and collectively as the “Stockholders”).

RECITALS

WHEREAS, the Stockholders are, as of the date hereof, the record and beneficial owners (as defined by Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 13d-3”)) of the number of shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”) set forth opposite the name of each such Stockholder on Schedule I hereto;

WHEREAS, the Parent, the Purchaser and the Company, contemporaneously herewith, are entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), whereby the Purchaser will merge with and into the Company with the Company continuing as the surviving corporation (the “Merger”) upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used in this Agreement which have not been otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement);

WHEREAS, as a condition to the willingness of the Parent and Purchaser to enter into the Merger Agreement and as an inducement and in consideration therefor, the Stockholders have agreed to enter into this Agreement;

WHEREAS, pursuant to the terms of this Agreement the Stockholders have agreed, among other things, to furnish and grant to the Parent their respective irrevocable proxies to vote the Common Shares; and

WHEREAS, the Parent is relying on the irrevocable proxies in incurring the expense in proceeding with, and in undertaking all actions necessary, for the consummation of, the Merger~~;~~.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

Section 1. Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants to the Parent and the Purchaser, severally, as follows:

(a) As of the date hereof, each Stockholder is the record and beneficial owner (as defined by Rule 13d-3, referred to herein as a “beneficial owner”) of and has good and marketable title to: (a) that number of shares of Common Stock and Restricted Shares with any voting rights (subject to any vesting, repurchase or other lapse restrictions with respect to such Restricted Shares) set forth opposite such Stockholder’s name on Schedule I hereto (said Common Stock and Restricted Shares, together with any voting shares of Company stock acquired by such Stockholder after the date of this Agreement, whether upon the exercise of Options or warrants to purchase shares of Common Stock or otherwise, all as may be adjusted from time to time pursuant to Section 5 hereof (the “Shares”), and (b) Options and warrants to purchase that number of shares of Common Stock set forth opposite such Stockholder’s name on Schedule I hereto. Schedule I lists separately for each Stockholder all of the Shares, Options and warrants beneficially owned (as defined by Rule 13d-3, referred to herein as “beneficially owned” or as “beneficial ownership”) by such Stockholder. Other than the Shares set forth opposite such Stockholder’s name on Schedule I hereto, such Stockholder does not beneficially own or hold any other Shares, Options, warrants, or securities exercisable, convertible, or exchangeable into Common Stock or Company voting stock.

(b) Each Stockholder who is a natural person has the legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. In the case of any Stockholder that is a limited partnership, such Stockholder is an entity duly organized and validly existing under the Laws of the jurisdiction in which it is constituted, and each such Stockholder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. Each Stockholder has the full voting power, power of disposition, and power to agree to all of the matters regarding such Stockholder set forth in this Agreement, in each case with respect to all Shares beneficially owned by such Stockholder and as identified in Schedule I hereof.

(c) This Agreement has been validly executed and delivered by each Stockholder and constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms (subject to the Bankruptcy and Equity Exception).

(d) Neither the execution and delivery of this Agreement nor the performance of any of the obligations of such Stockholder hereunder (i) conflicts with or violate the Certificate of Incorporation or the Bylaws of the Company or any of the Company Subsidiaries, (ii) conflicts with or violates any Law, order, judgment, or decree applicable to such Stockholder, or (iii) results in a violation of, or a default under (with or without notice of lapse of time, or both), or conflicts with, constitutes or results in a breach of any term, condition, or provision of, or result in the creation of a Lien (defined below) on the Shares pursuant to, any contract, trust, loan or credit agreement, lease, Permit, commitment, agreement, understanding, instrument, obligation, arrangement or restriction of any kind to which such Stockholder is a party or by which such Stockholder, its assets, the Shares, or the Options or warrants are bound. The execution and delivery of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby does not require any filing, permit, consent, approval, or notice to or from any Governmental Entity or other Person (except for any Regulatory Filings).

(e) The Shares owned by each Stockholder are now, and at all times during the term hereof will be, held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens, rights of first refusal, claims, security interests, proxies, voting trusts or agreements, options, rights, understandings or arrangements or any other encumbrances whatsoever on title, transfer, or exercise of any rights of a stockholder in respect of such Shares (collectively, “Liens”), except for any Liens arising hereunder. The Stockholder has not appointed or granted any proxies, which appointments or grants are still effective, with respect to the Shares the Option or the warrants.

(f) Each Stockholder whose Shares, Options or warrants are subject to community property interests under the Laws of any relevant jurisdiction has agreed to have executed and delivered to the Parent, to the extent necessary, such consents, waivers, and approvals necessary for the execution of this Agreement and the consummation of the transactions contemplated hereby regarding such Stockholder.

(g) Each Stockholder (i) is a sophisticated investor with respect to the Shares and has independently and without reliance upon the Parent or the Purchaser and based on such information as the Stockholder has deemed appropriate, made its own analysis and decision to enter into this Agreement, (ii)

acknowledges that neither the Parent nor the Purchaser has made any representations or warranty, whether expressed or implied, of any kind or character, other than as expressly set forth in this Agreement, (iii) understands and acknowledges that the Parent and the Purchaser are entering into the Merger Agreement in reliance upon each such Stockholder’s execution and delivery of this Agreement, and (iv) acknowledges that the agreements contained herein with respect to the Shares are irrevocable, subject to Section 7 hereof, and that such Stockholder shall have no recourse to the Shares or the Parent or Purchaser with respect to the Shares.

Section 2. Representations and Warranties of the Parent and the Purchaser. Each of the Parent and the Purchaser hereby, jointly and severally, represents and warrants to the Stockholders as follows:

(a) Each of the Parent and the Purchaser is a corporation organized and validly existing under the Laws of the jurisdiction of its respective incorporation and has all requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as is now being conducted, except where the failure to be so organized and existing or to have such power, authority, and governmental approvals would not, individually or in the aggregate, impair in any material respect the ability of each of the Parent and the Purchaser, as the case may be, to perform its obligations under this Agreement.

(b) Each of the Parent and the Purchaser has all the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement, and to perform its obligations under this Agreement. The execution, delivery and performance by the Parent and the Purchaser of this Agreement and the consummation of the transactions contemplated hereunder have been duly authorized by all necessary corporate action in respect thereof on the part of each of the Parent and the Purchaser, and by the Parent as the sole stockholder of the Purchaser, and no other corporate action is required on the part of the Parent or the Purchaser to authorize the execution and delivery by the Parent and the Purchaser of this Agreement and the consummation of the transactions contemplated thereby. This Agreement has been duly executed and delivered by the Parent and the Purchaser and, assuming valid authorization, execution and delivery hereof by the Stockholders, is the valid and binding obligation of each of the Parent and the Purchaser enforceable against each of them in accordance with its terms (subject to the Bankruptcy and Equity Exception).

Section 3. Appointment of Proxy.

(a) Each Stockholder agrees that, during the time this Agreement is in effect, at any meeting of the stockholders of the Company (a “Company Stockholders’ Meeting”), called for any of the purposes contemplated by clauses (ii) and (iii) of this Section 3(a), however called, and at every adjournment or postponement thereof, or in any other circumstances upon which a vote, consent, or other approval (including by written consent) is sought, such Stockholder shall (i) when a meeting is held, appear at such meeting or otherwise cause such Stockholder’s Shares to be counted as present thereat for purposes of establishing a quorum, (ii) vote, or execute consents in respect of such Stockholder’s Shares, or cause such Stockholder’s Shares to be voted, or consents to be executed in respect thereof, in favor of the adoption of the Merger Agreement (including any revised or amended Merger Agreement approved by the board of directors of the Company; provided that such revised or amended Merger Agreement is not revised or amended in any manner which adversely affects the Stockholder in any material manner including, for the avoidance of doubt, any decrease in the Merger Consideration or extension of the Outside Termination Date to a date after November 30, 2007) and any action required in furtherance thereof, and (iii) vote, or execute consents in respect of such Stockholder’s Shares to be voted, or consents to be executed in respect thereof, against (A) any agreement or transaction relating to an Acquisition Proposal or transaction or occurrence that if proposed and offered to the Company or its stockholders (or any of them) would constitute an Acquisition Proposal (other than as proposed by the Parent, the Purchaser, or any of their Subsidiaries or Affiliates) or (B) any extraordinary corporate transaction (other than the Merger), or any amendment of the Company’s Certificate of Incorporation or Bylaws or other proposal, action or transaction involving the Company or any of the Company Subsidiaries or any of its stockholders, which amendment or other proposal, action or transaction would prevent or materially impede or delay the consummation of the Merger or the transactions contemplated by the Merger Agreement or the consummation of the transactions contemplated by this Agreement, or to deprive Parent or Purchaser of any material portion of the benefits anticipated by Parent and Purchaser to be received from the consummation of the Merger or the transactions contemplated by the Merger Agreement or the transactions contemplated by this Agreement, or to change in any manner the voting rights of the Shares presented to the Stockholders of the Company (regardless of any recommendation of the board of directors of the Company) or in respect of which the vote or consent of the Stockholder is requested or sought.

(b) As security for the Stockholders’ obligations under Section 3(a), each of the Stockholders hereby irrevocably (subject to Section 7 hereof) constitutes and appoints Parent, the President of the Parent and the Secretary of the Parent, in their respective capacities as officers of the Parent, or any other designees of the Parent, each of them individually, as such Stockholder’s proxy and attorney-in-fact, with full power of substitution and resubstitution, to cause the Stockholder’s Shares to be counted as present at any such Company Stockholders’ Meetings and to vote such Stockholder’s Shares at any Company Stockholders’ Meeting, however called, and to execute consents in respect of such Stockholder’s Shares as and to the extent provided in Section 3(a)(i), (ii), and (iii) hereof. The Stockholders acknowledge that Parent is relying on this Agreement in incurring the expense in undertaking the actions necessary for the consummation of the Merger and that the performance of this Agreement is intended to benefit the Parent. ACCORDINGLY, THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE (EXCEPT AS SET FORTH IN SECTION 7 HEREOF) AND COUPLED WITH AN INTEREST.

(c) Each Stockholder represents that any proxies heretofore given in respect of the Shares, if any, are revocable, and hereby revokes all other proxies and powers of attorney with respect to such Stockholder’s Shares that such Stockholder may have heretofore appointed or granted, and no subsequent proxy or power of attorney shall be granted.

(d) Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 3 is given in connection with the execution of the Merger Agreement and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Such Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and, except as set forth in this Section 3 or in Section 7, is intended to be irrevocable under applicable Delaware Law. If for any reason the proxy granted herein is not irrevocable, then such Stockholder agrees to vote his or its Shares in accordance with Section 3(a) above as instructed by Parent in writing.

(e) The parties acknowledge and agree that neither Parent, nor Parent’s successors, assigns, subsidiaries, divisions, employees, officers, directors, stockholders, agents and affiliates, shall owe any duty to, whether in Law or otherwise, or incur any liability of any kind whatsoever, including without limitation, with respect to any and all claims, losses, demands, causes of action, costs, expenses (including reasonable attorneys’ fees) and compensation of any kind or nature whatsoever to the Stockholder in connection with, as a result of or otherwise relating to any vote (or refrain from voting) by Parent of the Shares subject to the irrevocable proxy hereby granted to Parent at any annual, extraordinary or other meeting or action or the execution of any consent of the stockholders of the Company, in each case pursuant to the terms of this Agreement. The parties acknowledge that, pursuant to the authority hereby granted under the irrevocable proxy, Parent may vote the Shares pursuant to Section 3(b) in furtherance of its own interests, and Parent is not acting as a fiduciary for the Stockholder.

(f) Except pursuant to Section 7 of this Agreement, this irrevocable proxy shall not be terminated by any act of the Stockholder or by operation of Law, whether by the death or incapacity of the Stockholder or by the occurrence of any other event or events (including, without limiting the foregoing, the termination of any trust or estate for which the Stockholder is acting as a fiduciary or fiduciaries or the dissolution or liquidation of any corporation or partnership). If after the execution hereof the Stockholder should die or become incapacitated, or if any trust or estate should be terminated, or if any corporation or partnership should be dissolved or liquidated, or if any other such event or events shall occur before the Termination Date (as defined herein), certificates representing the Shares shall be delivered by or on behalf of the Stockholder in accordance with the terms and conditions of the Merger Agreement and this Agreement, and actions taken by the Parent hereunder shall be as valid as if such death, incapacity, termination, dissolution, liquidation or other event or events had not occurred, regardless of whether or not the Parent has received any notice of such death, incapacity, termination, dissolution, liquidation or other event.

(g) The vote of the Parent pursuant to Section 3(b) of this Agreement shall control in any conflict between its vote of the Shares and a vote by the Stockholders of the Shares, and the Company agrees to recognize the vote of the Parent instead of the vote of the Stockholders in the event the Stockholders do not vote in the manner required under Section 3(a) hereof. Without derogating from the generality of the foregoing, each Stockholder represents to each of the Company and the Parent that such Stockholder hereby waives any rights of revocation of the irrevocable proxy granted hereby that such Stockholder may have, if any, under the Certificate of Incorporation.
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(h) Each Stockholder (i) has reviewed the Merger Agreement and is fully aware of the terms, conditions, and impact of the Merger Agreement and the basis of the recommendation of the Board of Directors to approve the Merger Agreement and (ii) together with their counsel, if any, fully understands the Merger Consideration payable in connection with the Merger and has determined that the Merger Consideration is adequate and fair to such Stockholder.

Section 4. Covenants. Each Stockholder covenants and agrees as follows:

(a) No Transfer of Shares, Options or Warrants. Prior to the termination of this Agreement, such Stockholder shall not: (i) offer for sale, sell, transfer, assign, gift-over, encumber, pledge, hypothecate, cause to be redeemed or purchased, or otherwise dispose of, directly or indirectly, or consent to any of the foregoing (“Transfer”), the record ownership or beneficial ownership (or both) of any of the Shares, the Options, the warrants, or any right or interest therein, or create or permit to exist any Lien affecting the Shares; (ii) enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer; (iii) enter into any tender, voting, or other such agreement, or grant any proxy, power-of-attorney or other authorization or consent with respect to any of the Shares or the warrants; (iv) deposit any of the Shares into a voting trust, or enter into a voting agreement or arrangement with respect to any of the Shares; or (v) take any other action that would in any way restrict, limit or interfere with the performance of such Stockholder’s obligations hereunder or the transactions contemplated hereby or make any representation or warranty of such Stockholder untrue or incorrect.

(b) Additional Shares. Each Stockholder shall as promptly as practicable notify the Parent of the number of any additional Shares acquired by such Stockholder, if any, after the date hereof. Any such additional Shares shall be subject to the terms of this Agreement as through owned by the Stockholder on the date hereof.

(c) No Solicitation. Each Stockholder agrees that it shall not, nor will such Stockholder permit any of its Representatives to, directly or indirectly, in such Stockholder’s capacity as a stockholder of the Company:

(i) initiate, solicit or knowingly encourage, or take any action to facilitate the making of, any offer or proposal which constitutes or which would be reasonably likely to lead to any third-party Acquisition Proposal; or

(ii) enter into any agreement with respect to any Acquisition Proposal; or

(iii)  in the event of an unsolicited Acquisition Proposal, engage in negotiations or discussions with, or provide any information or data to, any Person (other than the Parent or any of its Affiliates or representatives) relating to an Acquisition Proposal.

(d)  No Inconsistent Agreements. Except as contemplated by this Agreement and the Merger Agreement, the Stockholders will not enter into any voting or other agreement or grant any power of attorney with respect to the Shares, or take any action that is inconsistent with this Agreement, or that would or would reasonably be expected to, in any manner, compete with, interfere with, impede, frustrate, prevent, burden, delay, or nullify the Merger, the Merger Agreement, or any of the transactions contemplated by the Merger Agreement.

Section 5. Certain Events. In the event of any change in the Shares by reason of a share dividend, stock split, split-up, recapitalization, reorganization, business combination, consolidation, exchange of shares, or any similar transaction or other change in the capital structure of the Company affecting the Shares or the acquisition of additional Shares or other securities or rights of the Company by any Stockholder (whether through the exercise of any Options, warrants or other rights to purchase Shares or otherwise): (a) the number of Shares owned by such Stockholder shall be adjusted appropriately, and (b) this Agreement and the obligations hereunder shall attach to any additional Shares or other securities or rights of the Company issued to or acquired by each of the Stockholders.

Section 6. Further Assurances. Each Stockholder shall, upon request of Parent or Purchaser, execute and deliver any additional documents and take such further actions as may reasonably be deemed by Parent or Purchaser to be necessary or desirable to carry out the provisions hereof and to vest in Parent the power to vote the Shares as contemplated by Section 3 hereof.

Section 7. Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate immediately upon the earlier of: (a) Effective Time, or (b) termination of the Merger Agreement in accordance with the terms thereof (the “Termination Date”); provided, however, that Sections 8, 9, and 10(d), of this Agreement shall survive any termination of this Agreement.

Section 8. Expenses. All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses, except that the Company shall pay the fees, costs and expenses of the Stockholders incurred in connection with this Agreement and the transactions contemplated hereby.

Section 9. Public Announcements. Each of the Stockholders agrees that it will not issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the Parent and Purchaser, except that such disclosure may be made without obtaining such prior consent if (a) the disclosure is required by applicable Law or is required by any regulatory authority, trading market or inter-dealer quotation system on which the Shares trade and (b) the party making such disclosure has first used its commercially reasonable efforts to consult with the other parties about the form and substance of such disclosure.
Section 10. Miscellaneous.

(a) Notices . All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by a nationally recognized “overnight” courier service, such as Federal Express (providing proof of delivery), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Mitchell Gross, addressed to such Stockholder:

c/o Mobius Management Systems, Inc.
120 Old Post Road,
Rye, New York 10580
Facsimile No.: 914-921-1360

If to Joe Albracht, addressed to such Stockholder:

At the address set forth in Schedule I for such Stockholder.

with a copy to:

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Attention: Ernest S. Wechsler
Facsimile No.: (212) 715-8000

If to Parent or Purchaser, to:

Allen Systems Group, Inc.
1333 Third Avenue South
Naples, Florida 34102
Attention: General Counsel
Facsimile No.: (239) 263-3692

with a copy to:

Carlton Fields, P.A.
Corporate Center Three at International Plaza
4221 W. Boy Scout Boulevard
Tampa, Florida 33607-5736
Telecopy Number: (813) 229-4133
Attention: Richard A. Denmon, Esq.

(b) Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

(c) Entire Agreement. This Agreement (and any other documents and instruments referred to herein and therein) constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and thereof.
(d) Governing Law; Venue. This Agreement shall in all respects be governed by and construed in accordance with the Laws of the State of Delaware. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions may be brought against any of the parties in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the State of Delaware. Without limiting the generality of the foregoing, each party hereto agrees that service of process upon such party at the address referred to in this Agreement, together with notice of such service to such party, shall be deemed effective service of process upon such party.

   (e) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties except that Parent and Purchaser may assign, in their sole discretion and without the consent of any other party, any or all of their rights, interests and obligations hereunder to each other or to one or more direct or indirect wholly-owned Subsidiaries of Parent, in any case so long as the Parent remains liable for all of its obligations hereunder, including in connection with a breach of any of the terms hereof.

(f) Severability of Provisions. If any term or provision of this Agreement is invalid, illegal or incapable of being enforced by rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions are fulfilled to the extent possible.

(g) Specific Performance. Each of the Stockholders acknowledge that irreparable damage to Parent would occur and money damages would be an inadequate remedy for any breach of this Agreement by such Stockholder and that the obligations of each Stockholder hereto shall be enforceable by the Parent or the Purchaser through injunctive or other equitable relief.

(h) Amendment. No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

(i) Binding Nature. This Agreement is binding upon and is solely for the benefit of the parties hereto and their respective successors, legal representatives and permitted assigns.

(j) Survival. Except as otherwise specifically provided in this Agreement, each representation, warranty or covenant of a party contained in this Agreement shall remain in full force and effect notwithstanding any investigation or notice to the contrary or any waiver by any other party or beneficiary of a related condition precedent to the performance by the other party or beneficiary of an obligation under this Agreement.

(k) Fiduciary Duties. Nothing herein shall derogate from the fiduciary duties of those Stockholders who also are directors and/or officers of the Company and, notwithstanding anything contained in this Agreement to the contrary, no action or inaction by any Stockholder in his role as an officer and/or a director of the Company shall constitute a breach or violation of any of the terms of this Agreement.

(l) Obligations of Stockholders are Several, Not Joint. The obligations, duties, and liabilities of each Stockholder pursuant to this Agreement are several and are not jointm

(m) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

[Signatures on Following Pages]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

MOBIUS MANAGEMENT SYSTEMS, INC.

By:________________________________
Mitchell Gross,
President and Chief Executive Officer

ALLEN SYSTEMS GROUP, INC.,

By:_______________________________
Arthur L. Allen
President and Chief Executive Officer

ASG M&A, INC.,

By:______________________________
Arthur L. Allen
President and Chief Executive Officer

STOCKHOLDERS:

_________________________________
Mitchell Gross, in his own capacity and
as General Partner of HARMIT, LP

                              _________________________________
Joseph J. Albracht

Signature Page to Voting Agreement and Irrevocable Proxy